Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-168924, 333-183161, 333-192127, 333-212843, 333-232917 and 333-241029) of our reports dated February 24, 2023, with respect to the consolidated financial statements of Quad/Graphics, Inc., and the effectiveness of internal control over financial reporting of Quad/Graphics, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Milwaukee, Wisconsin
February 24, 2023